Exhibit 99.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”), effective February 1, 2017 (“Effective Date”), is made and entered into by and between AmpliPhi Biosciences, a Washington corporation, ("Company") having a principal place of business at 3579 Valley Centre Drive, Suite 100, San Diego, CA 92130, and Wendy S. Johnson (“Consultant”).

RECITALS

WHEREAS, the Company and the Consultant are parties to that certain Consulting Agreement, dated September 3, 2015, as amended by that certain Amendment to Consulting Agreement, dated September 27, 2016 (collectively, the “Prior Agreement”), whereby the Consultant agreed to provide certain consulting services to the Company.

WHEREAS, the Company and the Consultant wish to terminate the Prior Agreement, and enter into this Agreement to set forth the terms and conditions under which the Consultant will provide consulting services to the Company beginning on the Effective Date.

NOW THEREFORE, in consideration of the mutual obligations specified in this Agreement, the parties agree to the following:

1.       Termination of the Prior Agreement. Consultant and the Company agree that the Prior Agreement shall be terminated as of the Effective Date, and both parties hereby waive any right to advance notice of such termination pursuant to Section 6 of the Prior Agreement. Consultant agrees and acknowledges that she has been paid all sums and amounts owed to her pursuant to the Prior Agreement. Consultant and the Company both agree and represent that, as of the Effective Date, neither party is aware of any facts or circumstances that would give rise to any claim that either party had breached any provision of the Prior Agreement. Consultant represents that at all times prior to the Effective Date, she has been in compliance with Section 2 of the Prior Agreement. Consultant further agrees and acknowledges that, pursuant to Section 3 of the Prior Agreement, any Inventions developed by the Consultant prior to the Effective Date are the sole property of the Company. Pursuant to Section 6(c)(ii) of the Prior Agreement, Sections 2, 3, 6, 7, and 9 of the Prior Agreement shall survive its termination, and Consultant agrees and acknowledges that she remains bound by such provisions.

2.       Consulting Services Engagement. The Company hereby retains Consultant, and Consultant hereby accepts such retention to perform consulting services for the Company as set forth herein.

(a)	Scope. Consultant shall provide consulting services to the Company in the areas of clinical, regulatory, manufacturing and other operating activities as deemed necessary by the CEO and COO of the Company (the "Services”).

(b)	Performance of the Services; Compensation. Consultant shall perform the Services at the Company's principal place of business, another Company location, or at other places upon mutual agreement of the parties. Consultant also agrees to provide the Services to the Company over the telephone or otherwise, upon request by the Company. Consultant and the Company agree that the Consultant shall provide services and be compensated as follows:

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(i)	Beginning on the Effective Date, and continuing for sixty (60) days thereafter, (the “Initial Services Period”) the Consultant shall devote two days per week to providing Services to the Company. Consultant shall render the Services at such days during the week as may be mutually agreed upon by Consultant and the Company. Consultant shall be paid the gross amount of $25,000 for Services rendered during the Initial Services Period, with such amount to be paid in four equal installments of $6,250. The payments will be made biweekly, beginning on the Effective Date.

(ii)	Beginning at the conclusion of the Initial Services Period (the period thereafter, the “Continuing Services Period”) the Consultant shall be available to provide Services to the Company on a continuing, project-by-project basis, as mutually agreed upon by the Consultant and the Company. During the Continuing Services Period, the Consultant shall be compensated at the hourly rate of $400. Consultant will invoice the Company at the beginning of each month for the hours of Services rendered and expenses incurred during the previous month. Consultant agrees to submit all such invoices and requests for expense reimbursement within thirty (30) days of the date the work was performed and/or on which the expense was incurred. All Compensation due to Consultant will be paid within thirty (30) days of delivery and approval by the Company of an invoice from Consultant for all Services rendered.

(c)	Professional Standards. Consultant may determine, in her sole discretion, the manner and means of performing the Services to the Company, and the results thereof, will be performed with and be the product of the highest degree of professional skill and expertise.

(d)	Independent Contractor Status. It is understood and agreed that Consultant is an independent contractor, is not an employee of the Company, and is not authorized to act on behalf of the Company. Consultant agrees not to hold herself out as, or give any person any reason to believe that she is, an employee, joint venturer or partner of the Company in a manner inconsistent with the preceding sentence or with this Agreement. Consultant is not authorized to make any representation, contract or commitment on behalf of Company unless specifically requested or authorized to do so by an executive officer of Company. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from any amounts payable to Consultant for taxes or insurance. All payroll and employment taxes, insurance, and benefits shall be the sole responsibility of the Consultant. Consultant retains the right to provide services for others during the term of this Agreement and is not required to devote her services exclusively for the Company.

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3.       Expenses. The Company shall reimburse Consultant for expenses actually incurred by Consultant in performing the Services and that are approved in advance by the Company, including but not limited to, travel and accommodation expenses, so long as such expenses are reasonable and necessary as determined by the Company. Consultant shall maintain adequate books and records relating to any expenses to be reimbursed and shall submit requests for reimbursement at the beginning of each month for the expenses incurred during the previous month in a form acceptable to the Company. Consultant agrees to submit all such requests for expense reimbursement within thirty (30) days of the date the expense was incurred. Travel time will be charged at $200 per hour.

4.       Stock Options. Consultant currently holds stock options to purchase up to an aggregate of 66,165 shares of Company common stock (the “Options”) that were granted to Consultant in consideration of Consultant’s services under the Prior Agreement and on the Company’s Board of Directors (the “Board”) pursuant to the Company’s 2013 Stock Incentive Plan (the “Stock Plan”). Notwithstanding the termination of the Prior Agreement, or anything to the contrary in this Agreement, the Options shall continue to be governed by the terms and conditions of the Stock Plan and the award and grant agreements under which the Options were granted, and for the avoidance of doubt, Consultant’s services under this Agreement and/or on the Board (as defined below) shall constitute “Continuous Service” (as defined in the Stock Plan) for purposes of the Options.

5.       [Reserved.]

6.       Other Agreements. The Consultant represents that she is not a party to any existing agreement that would prevent Consultant from performing any Services for the Company as contemplated in this Agreement. Consultant represents and warrants to the Company that Consultant’s performance of all of the terms of this Agreement and the Services will not breach or conflict with any agreement to keep the proprietary information of another entity in confidence. Consultant represents and warrants to the Company that Consultant has not and will not enter into any agreement, either written or oral, in conflict with this Agreement.

7.       Maintaining Confidential Information.

(a)	Company Information. During the term of the Agreement and in the course of Consultant's performance of Services hereunder, Consultant may receive or otherwise be exposed to confidential and/or proprietary information relating to the Company's technology, know-how, data, inventions, developments, plans, business practices, business relationships, and strategies. Such confidential or proprietary information of the Company (collectively referred to as ("Information") may include but not be limited to: (i) confidential or proprietary information provided to Consultant and identified with the legend “Confidential”; (ii) the Company's marketing and customer support strategies, financial information (including sales costs, profits and pricing methods), business information, business plans, internal organization, employee information, and customer lists; (iii) the Company's technology, including discoveries, inventions, improvements, developments, research and development efforts, software, trade secrets, processes, techniques, compositions, formulations, methods, product development information, know-how and data; (iv) all derivatives, improvements, additions, modifications, and enhancements to any of the above, including any such information or material created or developed by Consultant in the performance of the Services under this Agreement; and (v) information of third parties as to which the Company has an obligation of confidentiality.

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Information shall not include information which (i) was in the public domain before the Services were performed, (ii) was known to Consultant before the Services were performed, (iii) is developed by Consultant or on Consultant’s behalf independently of the information disclosed to Consultant by the Company as shown by written record, (iv) is acquired by Consultant from any person entitled to make disclosure to Consultant unless such person is under an obligation of confidentiality to Company, or (v) becomes public knowledge without breach by Consultant of any obligations of confidence to Company.

Consultant acknowledges the confidential and secret character of the Information and agrees that the Information is the sole, exclusive and extremely, valuable property of the Company. Accordingly, during the term of this Agreement and for a period of seven (7) years following the termination of this Agreement, Consultant agrees: (i) not to reproduce any of the Information without the applicable prior written consent of the Company; (ii) to return all copies of Information upon the termination of this Agreement (except that Consultant may keep one (1) copy thereof for the purpose of complying with the terms of this Agreement); (iii) not to use the Information except in the performance of, and as permitted by, this Agreement; and (iv) not to disclose all or any part of the Information in any form to any third party.

Notwithstanding any other provision of this Agreement, Consultant may disclose Information if Consultant is obligated to produce such Information pursuant to an order of a court of competent jurisdiction or a valid administrative or Congressional subpoena, provided that Consultant promptly notifies Company and cooperates reasonably with Company’s efforts to contest or limit the scope of such order. Further, notwithstanding the other provisions of this Agreement, pursuant to 18 U.S.C. Section 1833(b), Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

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(b)	Other Employer Information. Consultant agrees that during her engagement with the Company, Consultant will not improperly use or disclose any propriety information or trade secrets of her former or concurrent employers, companies, or consulting relationships, if any, and that she will not bring onto the premises of the Company any unpublished documents or any property belonging to her former or concurrent employers or companies unless consented to in writing by said employers or companies and by the Company.

(c)	Third Party Information. Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information (“Third Party Information”) subject to a duty on the Company's part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. Consultant agrees that the Company and such third parties, both during the term of this Agreement and thereafter, are owed a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except in a manner that is consistent with the Company's agreement with the third party) or use it for the benefit of anyone other than the Company or such third party (consistent with the Company's agreement with such third party) for so long as the Company owes such duties to the third party.

(d)	Return of Property. Unless otherwise authorized by the Company, upon termination of the Agreement or earlier as requested by Company, Consultant will deliver to Company any and all Company property, drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Information, Third Party Information, or Company Intellectual Property, provided however that Consultant may retain one archival copy in its file for compliance purposes. Consultant further agrees that any property situated on Company’s premises and owned by Company, including all forms of storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

8.       Intellectual Property.

(a)	Consultant agrees to disclose to the Company, and hereby assigns to the Company any right, title, and interest Consultant may have in, any trade secrets, inventions, processes, techniques, formulas, discoveries, know-how and improvements or other Information which are made by Consultant, either alone or jointly with others, in the performance of Services under this Agreement ("Company Intellectual Property"). Consultant agrees that all Company Intellectual Property is the sole property of the Company.

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(b)	Upon the request of the Company, Consultant shall provide such assistance and execute such further assignments, documents and other instruments as may be necessary to assign Company Intellectual Property to the Company and to assist the Company, as necessary, in applying for, obtaining and enforcing patents or other rights in the United States and in any foreign country with respect to any Company Intellectual Property. Such assistance shall be reimbursed at a rate of $400 per hour. If Consultant has any right to Company Intellectual Property that cannot be assigned to the Company or waived by Consultant, Consultant unconditionally and irrevocably grants to the Company during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights. The Company will bear the cost of preparation of all patent or other applications and assignments, and the cost of obtaining and enforcing all patents and other rights to Company Intellectual Property. In the event the Company is unable for any reason, after reasonable effort, to secure Consultant’s signature on any document needed in connection with the actions specified in this Section 8, Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as her agent and attorney in fact, which appointment is coupled with an interest, to act for and in her behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 8 with the same legal force and effect as if executed by Consultant.

(c)	Consultant shall specifically describe and identify in Exhibit A all technology which (a) Consultant intends to use in performing under this Agreement, (b) is either owned solely by Consultant or licensed to Consultant with a right to sublicense, and (c) is in existence in the form of a writing or working prototype prior to the Effective Date (“Background Technology”). Consultant hereby grants to the Company a non-exclusive, royalty-free, irrevocable, and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, publicly perform, and publicly display in any form or medium, whether now known or later developed, distribute, make, use, and sell Background Technology incorporated or used in Company Intellectual Property (whether or not identified or described on Exhibit A) for the purpose of exercising any and all other present or future rights in the Company Intellectual Property.

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9.       Assignment Benefit. This Agreement is for the personal services of Consultant and may not be assigned by Consultant, nor shall it be assignable by operation of law, without the prior written consent of the Company. This Agreement may be assigned at any time by the Company. The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors heirs, executors and administrators and permitted assigns.

10.       Warranties. Consultant hereby represents and warrants that (a) all work product produced under this Agreement will be an original work of Consultant; (b) the work product produced under this Agreement will not be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances, or encroachments; (c) Consultant will not grant, directly or indirectly, any rights or interest whatsoever in any work product produced under this Agreement to third parties; and (d) Consultant has full right and power to enter into and perform this Agreement without the consent of any third party. Except as otherwise set forth above, Consultant makes no warranties, express or implied, as to any matter including without limitation the ownership, merchantability, or fitness for a particular purpose of the results of the Services provided hereunder.

11.       Indemnification. The Company and Consultant acknowledge that the Company and Consultant have entered into that certain Indemnification Agreement, effective November 12, 2015 (the “Indemnification Agreement”) and that nothing herein is intended to limit or modify the parties’ rights or obligations under the Indemnification Agreement.

12.       Legal and Equitable Remedies. Consultant hereby acknowledges and agrees that in the event of any breach of Section 7 or Section 8 of this Agreement by Consultant, the Company will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against or appropriate compensation for, such injury. Accordingly, and in addition to all other remedies permitted to the Company, the Consultant hereby agrees that the Company shall be entitled to specific performance of Consultant's obligations under Sections 7 and 8 of this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.

13.       Governing Law; Severability. This Agreement shall be governed by and construed according to the laws of the State of California, excluding its conflict of law principles. The parties further agree that any action or proceeding arising out of or related to this Agreement, or the transaction it contemplates, shall be brought exclusively in the state and federal courts of competent jurisdiction located in San Diego, California. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, that provision shall be severed and the remainder of this Agreement shall continue in full force and effect.

14.       Complete Understanding; Modification. This Agreement, together with its Exhibit, constitutes the final exclusive and complete understanding and agreement of the Company and Consultant with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by a Company officer.

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15.       Debarment Certification. By signing this Agreement, Consultant certifies that she has not been debarred, or received notice of an action or threat of action with respect to the debarment provisions of Sections 306(a) or (b) of the Federal Food, Drug and Cosmetic Act.

16.       Term and Termination. This Agreement shall commence on the Effective Date and remain in effect until terminated in accordance with the termination provisions set forth below.

(a)	Termination For Convenience. Either party may terminate this Agreement at any time for any or for no reason by giving thirty (30) days written notice of termination to the other party; provided, however, that the Company shall have no further obligation to pay for Services not yet rendered by Consultant as of the date such written notice is sent to Consultant.

(b)	Termination For Cause. The Company may immediately terminate the Consultant’s engagement for Cause upon written notice of termination to the Consultant, with the particular Cause being specified in such notice. “Cause” means (a) the Consultant’s failure or omission which has an adverse effect on the Company; (b) the Consultant’s act or acts amounting to gross negligence to the detriment of the Company; (c) the Consultant’s fraud or embezzlement of funds or property; or (d) the Consultant’s failure to observe or perform any covenant, condition or provision of this Agreement; provided, however, where such failure is capable of remedy, such failure is not remedied within fifteen (15) business days after notice of such failure is given to the Consultant by the Company.

(c)	Survival. The following provisions shall survive termination of this Agreement: Sections 1, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17.

17.       Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or sent by certified or registered mail, three days after the date of mailing.

If to the Company: Scott Salka, CEO Ampliphi Biosciences, Inc. 3579 Valley Centre Drive, Suite 100 San Diego, CA 92130	If to Consultant: Wendy S. Johnson __________________ __________________

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY		CONSULTANT

By:	/s/ Steve Martin	/s/ Wendy S. Johnson
	Steve Martin, Chief Financial Officer	Wendy S. Johnson

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EXHIBIT A

None.